UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2023
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.
Entry into Master Settlement Agreements
As previously reported on January 9, 2023, two subsidiaries of Sotera Health Company (the “Company”), Sotera Health LLC and Sterigenics U.S., LLC (“Sterigenics” and, together with Sotera Health LLC, the “Settling Defendants”), entered into binding term sheets (the “Term Sheets”) with a committee (the “Plaintiffs’ Executive Committee”) of 7 of the 20+ law firms (“Plaintiffs’ Counsel”) representing over 870 claimants who have filed and unfiled ethylene oxide (“EO”) exposure claims against the Settling Defendants (together, the “Eligible Claimants”) related to Sterigenics’ former facility in Willowbrook, Illinois. The Term Sheets established an agreed path to final settlement of all claims that have been alleged or could have been alleged by Eligible Claimants related to or arising from alleged emissions of EO from Sterigenics’ operations in or around Willowbrook, Illinois and related claims that have been or could have been alleged by Eligible Claimants seeking to challenge any transfer of assets to or from the Company, its subsidiaries and certain affiliates to any other entity or person (the “Covered Claims”), subject to the satisfaction or waiver of various conditions. Copies of the Term Sheets were filed as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2022.
The parties to the Term Sheets agreed to draft and execute full settlement agreements and, on March 28, 2023, the Settling Defendants entered into definitive Master Settlement Agreements with the Plaintiffs’ Executive Committee (the “Master Settlement Agreements”). The Master Settlement Agreements’ scope and terms and conditions are consistent in all material respects with those of the Term Sheets and effect the agreed upon path to settlement laid out therein.
Although the final settlement of claims contemplated under the Master Settlement Agreements may not occur or may not occur for all Eligible Claimants for any number of reasons as previously disclosed, including a failure to obtain the required opt-in consents, the Plaintiffs’ Executive Committee and Settling Defendants are endeavoring to complete the settlement process by August 2023. To this end, the Settling Defendants are scheduled to fund escrow accounts for the settlement payments in the amount of $408 million on May 1, 2023. If the Plaintiffs’ Executive Committee determines that more time is required to complete the opt-in process and/or the Settling Defendants determine that more time is required to complete their evaluation of any opt-outs from the settlement, the Master Settlement Agreements provide for modest extensions of deadlines that could result in modest delays to the completion of the settlement process.
The foregoing description of the Master Settlement Agreements is qualified in its entirety by reference to the text of the Master Settlement Agreements, redacted copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023. For more information about the prospective settlement of the EO-related lawsuits pending in Cook County, Illinois, please see our most recent Annual Report on Form 10-K and our website at www.soterahealth.com.
Forward-looking Statements
This report contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “expect,” “may,” “could,” “post-trial,” “appeal,” “believe,” “continue,” or other comparable words. Any forward-looking statements contained in this report are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, changes in environmental, health and safety regulations; satisfaction or waiver of the various conditions to the settlement, including the opt-in requirements (as detailed in the settlement related documents, including the Term Sheets and Master Settlement Agreements); the impact of, and developments in, current and future legal proceedings and liability claims related to purported exposure to emissions of EO from Sterigenics’ facilities; and the possibility that other claims will be made in the future, including in Illinois. For additional discussion of these risks and uncertainties, please refer to the Company’s other filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: March 29, 2023	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary